UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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CTIVPSM – BLACKROCK GLOBAL INFLATION-PROTECTED SECURITIES FUND

(formerly known as Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 6, 2018

As a shareholder of the CTIVPSM – BlackRock Global Inflation-Protected Securities Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the appointment of a sub-subadviser to manage a portion of the Fund’s assets. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and as a shareholder of the Fund you need not take any action.

Summary of Information Statement

The Information Statement concerns the Fund’s subadviser, BlackRock Financial Management, Inc. (“BlackRock”), a wholly-owned subsidiary of BlackRock, Inc., and the appointment of a new sub-subadvisor. At a meeting of the Board of Trustees (the “Board”) held on April 16-18, 2018 (the “April Meeting”), the Board approved a new sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between BlackRock and BlackRock International Limited (“BIL”), an affiliate of BlackRock and a wholly-owned subsidiary of BlackRock, Inc., with respect to the Fund. The Sub-Subadvisory Agreement allows BIL to manage, subject to the oversight and supervision of BlackRock, a portion of the Fund’s assets. Also at the April Meeting, the Board approved an amended and restated subadvisory agreement (the “Restated Subadvisory Agreement”) between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and BlackRock to reflect the Sub-Subadvisory Agreement arrangement. The Restated Subadvisory Agreement and the Sub-Subadvisory Agreement (together, the “Agreements”) went into effect on April 26, 2018. The terms of the Restated Subadvisory Agreement are materially identical to the terms of the previous subadvisory agreement with BlackRock, including with respect to fee rates payable to BlackRock.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. The Investment Manager and Columbia Funds have applied to amend the Manager of Managers Order. If issued, the updated order would permit the Investment Manager, subject to the approval of the Board, to appoint not only unaffiliated subadvisers but also affiliated subadvisers. Although approval of the new Agreements by the Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least October 4, 2018. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by July 6, 2019. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6466-313 A (7/18)

CTIVPSM – BLACKROCK GLOBAL INFLATION-PROTECTED SECURITIES FUND

(formerly known as Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about July 6, 2018. This Information Statement is being made available to shareholders of CTIVPSM – BlackRock Global Inflation-Protected Securities Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies. The Investment Manager and Columbia Funds have applied to amend the Manager of Managers Order. If issued, the updated order would permit the Investment Manager, subject to the approval of the Board, to appoint not only unaffiliated subadvisers but also affiliated subadvisers.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed by the Board at its meeting held on June 19-21, 2017.

Under the Management Agreement, the Investment Manager, among other matters, monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which the subadvisers manage all or a portion of a fund’s investment portfolio, as determined by the Investment Manager, and provide related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and the Investment Manager’s policies.

BLACKROCK FINANCIAL MANAGEMENT, INC. AND THE AMENDED AND RESTATED SUBADVISORY AGREEMENT

BLACKROCK INTERNATIONAL LIMITED AND THE SUB-SUBADVISORY AGREEMENT

At a meeting of the Board held on April 16-18, 2018 (the “April Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the

“Independent Trustees”), approved a new sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between BlackRock Financial Management, Inc. (“BlackRock”), a wholly-owned subsidiary of BlackRock, Inc., and BlackRock International Limited (“BIL”), an affiliate of BlackRock and a wholly-owned subsidiary of BlackRock, Inc., with respect to the Fund. The Sub-Subadvisory Agreement allows BIL to manage, subject to the oversight and supervision of BlackRock, a portion of the Fund’s assets. Also at the April Meeting, the Board approved an amended and restated subadvisory agreement (the “Restated Subadvisory Agreement”) between the Investment Manager and BlackRock to reflect the Sub-Subadvisory Agreement arrangement. The Restated Subadvisory Agreement and the Sub-Subadvisory Agreement (together, the “Agreements”) went into effect on April 26, 2018. The terms of the Restated Subadvisory Agreement are materially identical to the terms of the previous subadvisory agreement with BlackRock, including with respect to fee rates payable to BlackRock.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to BlackRock and BIL

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

CTIVPSM – BlackRock Global Inflation-Protected Securities Fund
Net Assets (billions)	Annual rate at each asset level
First $0.5	0.510%
Next $0.5	0.505%
Next $1.0	0.475%
Next $1.0	0.450%
Next $3.0	0.415%
Next $1.5	0.390%
Next $1.5	0.375%
Next $1.0	0.370%
Next $2.0	0.360%
Next $3.0	0.350%
Next $5.0	0.340%
Next $4.0	0.330%
Next $26.0	0.310%
Over $50.0	0.290%

The table above represents the fee rates payable by the Fund to the Investment Manager, which did not change. The Investment Manager, in turn, pays BlackRock a fee, which also did not change, out of its own assets, calculated at the following rates:

•	15 bps on the first $250 million, reducing to 5 bps as assets increase

The Investment Manager will not pay any fees directly to BIL. BlackRock is responsible under the Sub-Subadvisory Agreement for all sub-subadvisory fees payable to BIL. With respect to that portion of the Fund for which BIL acts as sub-subadviser, BlackRock will pay BIL one half of the subadvisory fee BlackRock receives from the Investment Manager.

	Fees paid by the Fund to the Investment Manager for the period from January 1, 2018 to April 30, 2018*	Fees paid by the Investment Manager to BlackRock for the period from January 1, 2018 to April 30, 2018
CTIVPSM – BlackRock Global Inflation-Protected Securities Fund (fiscal year ended 12/31/17)	$209,251.00	$60,487.50

*	The Investment Manager uses these fees to pay the subadviser.

INFORMATION ABOUT BLACKROCK

BlackRock is a wholly-owned subsidiary of BlackRock, Inc., a publicly traded company. BlackRock is a SEC-registered investment adviser that manages assets for institutional and high net worth clients, separate accounts, pooled investment vehicles, private investment funds and U.S. registered investment companies. As of March 31, 2018, BlackRock and its affiliates had approximately $6.317 trillion in assets under management. BlackRock’s principal offices are located at 55 East 52nd Street, New York, NY 10055.

The following table provides information on the principal executive officers of BlackRock:

Name	Title/Responsibilities	Address
Daniel Russell Waltcher	Director	55 East 52nd Street, New York, NY 10055
Gary Stephen Shedlin	Director, Chief Financial Officer	55 East 52nd Street, New York, NY 10055
Robert Lawrence Goldstein	Director, Chief Operating Officer	55 East 52nd Street, New York, NY 10055
Laurence Douglas Fink	Chairman and Chief Executive Officer	55 East 52nd Street, New York, NY 10055
Robert Steven Kapito	President	55 East 52nd Street, New York, NY 10055
Charles Choon Sik Park	Chief Compliance Officer	55 East 52nd Street, New York, NY 10055
Christopher Joseph Meade	General Counsel and Chief Legal Officer	55 East 52nd Street, New York, NY 10055

Other Funds with Similar Investment Objectives Managed by BlackRock

Fund Name	Assets as of April 30, 2018	Subadvisory Fee
Confidential Subadvised Fund	$1,381,518,319	15 bps on first $100m 8 bps on next $400m 5 bps thereafter

INFORMATION ABOUT BIL

BIL is a wholly-owned subsidiary of BlackRock, Inc. and is a registered investment adviser. BIL is a corporation organized under the laws of Scotland. As of March 31, 2018, BlackRock and its affiliates had approximately $6.317 trillion in assets under management. BIL principal offices are located at Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom.

The following table provides information on the principal executive officers of BIL:

Name	Title/Responsibilities	Address
Colin Roy Thomson	Director, Chief Financial Officer	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom
Nicholas James Charrington	Director	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom
James Edward Fishwick	Director	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom
Eleanor Judith De Freitas	Director	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom

Name	Title/Responsibilities	Address
Margaret Anne Young	Director	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom
Erica Louise Handling	General Counsel	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom
Patrick Michael Olson	Director	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom
Enda Thomas McMahon	Chief Compliance Officer	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom
Rudolph Andrew Damm	Director	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom
Rachel Lord	Director, Chief Executive Officer	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom
Christian Clausen	Director	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom
Stacey Jane Mullin	Chief Operating Officer	Exchange Place, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom

Other Funds with Similar Investment Objectives Managed by BIL

Fund Name	Assets as of April 30, 2018	Subadvisory Fee
Confidential Subadvised Fund	$1,381,518,319	15 bps on first $100m 8 bps on next $400m 5 bps thereafter

BOARD CONSIDERATION AND APPROVAL OF THE SUB-SUBADVISORY AGREEMENT

At the April Meeting, the Board, including a majority of the Independent Trustees, unanimously approved the recommendations of the Investment Manager to approve the Sub-Subadvisory Agreement between BlackRock and BIL, under which BIL will manage a portion of the Fund’s assets, subject to the oversight and supervision of BlackRock.

At the April Meeting, independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. Independent legal counsel discussed the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a sub-subadvisory agreement, in this case, with BIL.

The Board held discussions with the Investment Manager and reviewed and considered various written materials and oral presentations in connection with the evaluation of BIL’s proposed services, including the reports from the Contracts Committee, with respect to the fees and terms of the proposed Sub-Subadvisory Agreement and BIL’s investment process, and the Compliance Committee, with respect to the code of ethics and compliance program of BIL. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Sub-Subadvisory Agreement with BIL.

Nature, Extent and Quality of Services to be provided by BIL

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by BIL as the sub-subadviser for the Fund, as well as the history, reputation, expertise, resources and capabilities, and the qualifications of the personnel of BlackRock. The Board observed that BIL’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities of BIL and its ability to carry out its responsibilities under the proposed Sub-Subadvisory Agreement.

The Board also discussed the acceptability of the terms of the proposed Sub-Subadvisory Agreement. It was observed that, under the proposed Sub-Subadvisory Agreement, BIL would be subject to the oversight and supervision of BlackRock. The Board noted information about BIL’s experience as a sub-subadviser for another registered mutual fund with a similar investment strategy.

Investment Performance of BIL

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory and subadvisory agreements. The Board considered its review at the June 2017 Meeting (the “June Meeting”) of the Fund’s performance, during which the Board observed that BlackRock’s investment performance had met expectations.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that BIL was in a position to provide a high quality and level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of sub-subadvisory fees under the proposed Sub-Subadvisory Agreement, noting that the proposed sub-subadvisory fees payable to BIL would be paid by BlackRock and would not impact the fees paid by the Fund or fees paid by the Investment Manager. The Board also reviewed the proposed level of subadvisory fees under the Subadvisory Agreement with BlackRock, noting that the subadvisory fees payable to BlackRock would continue to be paid by the Investment Manager. The Board recalled and reviewed its consideration, at the June Meeting, of the reasonableness of the subadvisory fee paid to BlackRock, noting that under the Sub-Subadvisory Agreement, BlackRock would share a portion of its fee with its affiliate, BIL. The Board observed that the considerations of the BlackRock subadvisory fee would apply also to the Sub-Subadvisory Agreement with BIL, BlackRock’s affiliate. The Board concluded that the Fund’s sub-subadvisory fees are fair and reasonable in light of the extent and quality of services that the Fund receives.

Economies of Scale

The Board recognized that, because BIL’s fees would be paid by BlackRock and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board’s consideration of the Fund’s Management Agreement, which was separately considered and renewed at the June Meeting.

Based on all of the foregoing, including all of the information received and presented (including the information reviewed and considered at the June Meeting), the Board, including the Independent Trustees, concluded that the sub-subadvisory fees were fair and reasonable in light of the extent and quality of services to be provided. On April 18, 2018, the Board, including all of the Independent Trustees, approved the Sub-Subadvisory Agreement. In reaching this conclusion, no single factor was determinative.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

As of April 30, 2018, the Investment Manager, through its affiliated funds-of-funds and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co. of New York (located at 20 Madison Avenue Extension, Albany, NY 12203), owned 99.99% of the outstanding shares of the Fund.

As of April 30, 2018, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

S-6466-314 A (7/18)